UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 20, 2010

FORMFACTOR, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-50307	13-371155
(Commission File Number)	(IRS Employer Identification No.)

7005 Southfront Road, Livermore, CA	94551
(Address of principal executive offices)	(Zip Code)

(925) 290-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

We held our 2010 Annual Meeting of Stockholders on May 20, 2010 at our corporate headquarters at 7005 Southfront Road, Livermore, California 94551. At the meeting, our stockholders voted on the following two proposals and cast their votes as follows to approve such proposals:

Proposal 1:  To elect two Class I directors to our board of directors, each to serve on our Board of Directors until his successor has been elected and qualified or until his earlier death, resignation or removal. The director nominees were:

Nominee	For	Withheld	Broker Non-Votes

Dr. Chenming Hu	42,599,563	671,221	3,364,671

Lothar Maier	42,113,391	1,157,393	3,364,671

Each director nominee was elected a director of FormFactor, Inc.

Our board of directors consists of six members and is divided into three classes — Class I, II and III. Each director is elected for a three-year term of office, with one class of directors being elected at each annual meeting of stockholders.

Proposal 2:  To ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2010:

For	Against	Abstain
46,491,798	137,223	6,434

This proposal was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORMFACTOR, INC.

Dated: May 26, 2010	By:	/s/ Stuart L. Merkadeau
		Name:	Stuart L. Merkadeau
		Title:	Senior Vice President,
General Counsel and Secretary